Exhibit 10.41

SUBLEASE

between

SWISS RE FINANCIAL SERVICES CORPORATION,

Sublandlord

and

MF GLOBAL INC.,

Subtenant

ENTIRE RENTABLE AREA OF THIRTY-NINTH AND FORTIETH FLOORS

PARK AVENUE PLAZA

55 EAST 52ND STREET

NEW YORK, NEW YORK 10055

AGREEMENT OF SUBLEASE (“Sublease”) made as of March 1, 2010 (the “Effective Date”), between SWISS RE FINANCIAL SERVICES CORPORATION, a Delaware corporation, having an office at 55 East 52nd Street, New York, NY 10055 (“Sublandlord”) and MF GLOBAL INC., a Delaware corporation, having an office at 717 Fifth Avenue, New York, NY 10022 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, Sublandlord is the tenant under the Lease (hereinafter defined), which Lease demises certain Premises (hereinafter defined) in the Building (hereinafter defined); and

WHEREAS, Subtenant desires to sublet a portion of said Premises, and Sublandlord is willing to sublet the same to Subtenant upon the terms and subject to the conditions hereinafter set forth, and

WHEREAS, concurrently herewith Subtenant is entering into a direct lease with Landlord with respect to such portion of the Premises, for a term commencing on the date immediately following the expiration of the Lease (the “Direct Lease”).

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

Article 1. Definitions.

As used in this Sublease, the following terms shall have the meanings hereinafter set forth:

“Building” shall mean the building known as “Park Avenue Plaza”, 55 East 52nd Street, New York, NY 10055, which building, together with the real property upon which it stands, is more fully described in the Lease;

“Commencement Date” shall mean the 40th Floor Commencement Date or the 39th Floor Commencement Date, as applicable.

“Expense Payment” is defined in Section 5.1(b) of the Lease;

“Escalation Rent” shall have the meaning set forth in Article 4 hereof;

“Expiration Date” shall mean 6:00 p.m. on October 31, 2012, or any earlier date upon which the term of this Sublease shall expire or be terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law;

“Fixed Rent” shall mean the amounts set forth in Article 3 of this Sublease;

“40th Floor Commencement Date” shall mean the date on which Sublandlord shall have delivered possession of the 40th Floor Premises to Subtenant, vacant and broom clean, and in substantially the same condition and state of repair as exists on the date of this Sublease (ordinary wear and tear excepted) with all of the work set forth on Exhibit “E” annexed hereto which is to be performed on said 40th Floor Premises having been substantially completed (other than the Staircase Work, as said term is hereinafter defined, which Staircase Work shall be completed within the time provided in Section 2(a) of this Sublease), except as otherwise provided in Section 2(a) hereof, provided that Landlord shall have first executed and delivered the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement (as hereinafter defined) in accordance with the provisions of Article 20 hereof. Sublandlord shall give Subtenant at least fifteen (15) days prior written notice of the date that the 40th Floor Commencement Date is in good faith anticipated to occur (without liability to Sublandlord if the 40th Floor Commencement Date actually occurs on a date prior to or subsequent to the date anticipated by Sublandlord). At least five (5) days prior to the date upon which the 40th Floor Commencement Date is anticipated to occur, Sublandlord shall deliver to Subtenant a second notice confirming the date upon which the 40th Floor Commencement Date is then anticipated to occur.

“40th Floor Premises” shall mean all of the rentable area of the fortieth (40th) floor of the Building (specifically including, without limitation, the portion of the Sublease Premises consisting of the area immediately surrounding the connecting staircase and cross hatched on Exhibit “A” hereto) which the parties agree contains thirty-one thousand one hundred forty-four (31,144) rentable square feet;

“40th Floor Rent Commencement Date” shall mean the ninetieth (90th) day next following the 40th Floor Commencement Date.

“40th Floor Target Date” shall mean March 8, 2010 (which 40th Floor Target Date shall be extended by one day for each day that the applicable Commencement Date is delayed by reason of any Force Majeure Event, as such term is defined in the Lease, not to exceed an aggregate extension for ten (10) days, and by each day subsequent to the thirtieth (30th) day next following the Effective Date that Landlord shall have failed to execute and deliver the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement);

“40th Floor Outside Date” shall mean the one hundred eightieth (180th) day next following the 40th Floor Target Date (which 40th Floor Outside Date shall be extended by one day for each day that the 40th Floor Commencement Date is delayed by reason of any Force Majeure Event, not to exceed an aggregate extension for ten (10) days, and by each day subsequent to the thirtieth (30th) day next following the Effective Date that Landlord shall have failed to execute and deliver the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement).

“Landlord” shall mean Park Avenue Plaza Owner, LLC, c/o Fisher Brothers, 299 Park Avenue, New York, NY 10171, and any successor thereto or assignee thereof;

“Landlord’s Consent” is defined in Article 20 of this Sublease;

“Lease” shall mean that certain lease between Landlord’s predecessor-in-interest, Park Avenue Plaza Company and Sublandlord dated November 1, 1996, as said lease may be amended, modified or supplemented by any amendments, renewals, extensions, and consolidations entered into by Sublandlord at any time subsequent to the date of this Sublease;

“Lease Expiration Date” shall mean 11:59 p.m. on October 31, 2012;

“Premises” shall mean the Premises (as defined in the Lease);

“Rent Commencement Date” shall mean the 40th Floor Rent Commencement Date or the 39th Floor Rent Commencement Date, as applicable.

“Sublease Premises” shall mean, collectively, all of the rentable area of the 39th Floor Premises and the 40th Floor Premises, as more particularly identified on Exhibit “A” annexed hereto and made a part hereof, which the parties agree contains 62,288 rentable square feet (except as otherwise provided herein for the sole purpose of calculating the “Subtenant’s Share”, as said term is defined below);

“Subordination, Non-Disturbance and Attornment Agreement” shall mean a certain agreement which has been entered into between Landlord and Tenant contemporaneously with the execution of this Sublease;

“Subtenant’s Share” shall mean, from time to time during the term of this Sublease, the then fraction (expressed as a decimal), the numerator of which shall be the number of rentable square feet of the Sublease Premises (which the parties agree shall be deemed to be 62,288 rentable square feet for the sole purpose of determining Subtenant’s Share hereunder), and the denominator of which shall be the number of rentable square feet of the entire Premises (presently deemed to be 186,620 rentable square feet). Accordingly, “Subtenant’s Share” as of the date of this Sublease is agreed to be 33.38% with respect to the entire Sublease Premises (provided, however, that if either of the 40th Floor Premises or the 39th Floor Premises has been delivered to Subtenant, then until such time as both the 40th Floor Premises or the 39th Floor Premises has been delivered to Subtenant, “Subtenant’s Share” shall mean 16.69%);

“Tax Escalation” or “tax escalation” shall mean the tax escalation referred to in Section 4(b) of the Lease;

“39th Floor Commencement Date” shall mean the date on which Sublandlord shall have delivered possession of the 39th Floor Premises to Subtenant, vacant and broom clean, and in substantially the same condition and state of repair as exists on the date of this Sublease (ordinary wear and tear excepted) with all of the work set forth on Exhibit “E” annexed hereto which is to be performed on said 39th Floor Premises having been substantially completed (other than the Staircase Work, as said term is hereinafter defined, which Staircase Work shall be completed within the time provided in Section 2(a) of this Sublease), except as otherwise provided in Section 2(a) hereof, provided that Landlord shall have first executed and delivered the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement in accordance with the provisions of Article 20 hereof. Sublandlord shall give Subtenant at least fifteen (15) days prior notice of the date that the 39th Floor Commencement Date is in good faith anticipated to occur (without liability to Sublandlord if the 39th Floor Commencement Date actually occurs on a date prior to or subsequent to the date anticipated by Sublandlord). At least five (5) days prior to the date upon which the 39th Floor Commencement Date is anticipated to occur, Sublandlord shall deliver to Subtenant a second notice confirming the date upon which the 39th Floor Commencement Date is then anticipated to occur.

“39th Floor Premises” shall mean all of the rentable area of the thirty-ninth (39th) floor of the Building, which the parties agree contains thirty-one thousand one hundred forty-four (31,144) rentable square feet;

“39th Floor Rent Commencement Date” shall mean the ninetieth (90th) day next following the 39th Floor Commencement Date; and

“39th Floor Target Date” shall mean April 23, 2010 (which 39th Floor Target Date shall be extended by one day for each day that the applicable Commencement Date is delayed by reason of any Force Majeure Event, not to exceed an aggregate extension for ten (10) days, and by each day subsequent to the thirtieth (30th) day next following the Effective Date that Landlord shall have failed to execute and deliver the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement); and

“39th Floor Outside Date” shall mean the one hundred eightieth (180th) day next following the 39th Floor Target Date (which 39th Floor Outside Date shall be extended by one day for each day that the 39th Floor Commencement Date is delayed by reason of any Force Majeure Event, not to exceed an aggregate extension for ten (10) days, and by each day subsequent to the thirtieth (30th) day next following the Effective Date that Landlord shall have failed to execute and deliver the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement).

Article 2. Demise; Use.

(a) Subject to Sublandlord’s and Subtenant’s receipt of the Landlord’s Consent and Subordination, Non-Disturbance and Recognition Agreement, Sublandlord subleases to Subtenant, and Subtenant hereby hires and takes from Sublandlord, the Sublease Premises for a term (the “Term”) commencing upon a Commencement Date and expiring upon the Expiration Date, subject to all terms, provisions, covenants and conditions of the Lease and this Sublease. Notwithstanding any provision of this Sublease, Subtenant acknowledges that the Sublease Premises shall be delivered to Subtenant in two phases, with the first phase consisting of the delivery of the 40th Floor Premises, and the second phase consisting of the delivery of the balance of the Sublease Premises (each is sometimes referred to herein as a “Phase”), and that the Commencement Date shall occur with respect to each Phase on the date the 40th Floor Premises and the 39th Floor Premises, as the case may be, are delivered to Subtenant in the condition required by this Sublease. Sublandlord shall use commercially reasonable efforts (without incurring overtime costs or performing work on an accelerated basis) to cause (i) the 39th Floor Commencement Date to occur on or about the 39th Floor Target Date, and (ii) the 40th Floor Commencement Date to occur on or about the 40th Floor Target Date. Notwithstanding any provision of this Sublease to the contrary, substantial completion of the portion of Sublandlord’s Work consisting of the Staircase Work (as defined in Exhibit “E”) shall not be a condition to the occurrence of a Commencement Date; however, Sublandlord agrees to substantially complete the performance of the Staircase Work no later than the thirtieth (30th)

day following the delivery of the 39th Floor Premises to Subtenant, subject to delays resulting from Force Majeure Events, not to exceed an aggregate extension for ten (10) days. Sublandlord’s performance of the Staircase Work shall be performed in a manner which shall not interfere (except to an immaterial degree) with the performance of Subtenant’s Alterations, or with Subtenant’s use and enjoyment of the Sublease Premises. If, for any reason, Sublandlord fails to substantially complete the Staircase Work on or before the 30th day next following the delivery of the 39th Floor Premises to Subtenant, then Subtenant shall have the right, but not the obligation, to perform the Staircase Work (or, as the case may be, the then incomplete portions thereof), which right may be exercised only by written notice thereof to Sublandlord given within the period commencing on the day immediately following such 30th day and ending on the date that is fifteen (15) days thereafter, both days inclusive. If Subtenant exercises such right, then (i) Sublandlord shall no longer have any obligation to perform the Staircase Work (or, as the case may be, the then incomplete portions thereof), (ii) Subtenant, in compliance with the provisions of Article 9 hereof, shall perform the same, and (iii) Sublandlord shall reimburse Subtenant an amount equal to the reasonable out-of-pocket costs incurred by Subtenant in performing the Staircase Work (or, as the case may be, the incomplete portions thereof), including engineering, permitting and construction costs, which reimbursement shall be made by Sublandlord within thirty (30) days after its receipt of a statement from Subtenant setting forth all such reimbursable costs and accompanied by paid invoices therefor. Either party shall execute, at the request of the other party, an agreement confirming when the 40th Floor Commencement Date and when the 39th Floor Commencement Date occurred and when the entire Sublease Premises was delivered to Subtenant, but the failure to execute any such agreement shall not affect the date when the applicable Commencement Dates actually occurred, as reasonably determined by Sublandlord.

(b) Subtenant and its authorized agents, employees and contractors shall have the right, at Subtenant’s own risk, expense and responsibility, at all reasonable times prior to either or both of the 40th Floor Commencement Date and/or the 39th Floor Commencement Date, upon not less than twenty-four (24) hours’ advance written notice to Sublandlord, to enter the Sublease Premises for the sole purpose of taking measurements and photographs of the Sublease Premises, and examining the progress of Sublandlord’s Work therein; provided that Subtenant, in so doing, shall not interfere with or delay the performance of Sublandlord’s Work, or interfere with the ordinary conduct of Sublandlord’s business in the Sublease Premises, except to an immaterial degree. In the event that Subtenant shall be permitted to occupy any portion of the Sublease Premises prior to a Commencement Date, Subtenant agrees to bound by all of the terms and conditions of this Sublease with respect to such use and occupancy. Upon determination of a Commencement Date, the parties, at the request of either party, shall enter into an agreement confirming the date constituting the Commencement Date, but the failure of either party to do so shall not affect the rights or obligations of the parties under this Sublease.

(c) Except as specifically provided to the contrary in Section 2(e) of this Sublease, Subtenant expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law (“Section 223-a”) or any other present or future law of similar import then in effect with respect to all or any portion of the Sublease Premises; and except as expressly provided to the contrary under Section 2(d) of this Sublease, further expressly waives any right to recover any damages which may result from Sublandlord’s failure or inability to deliver possession of all or any portion of the Sublease Premises on the Commencement Date. Subtenant agrees that the provisions of this Section are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a.

(d) Notwithstanding the foregoing or anything else to the contrary contained in this Sublease:

(i) with respect to the 40th Floor Premises:

(A) if the 40th Floor Commencement Date occurs prior to the 39th Floor Commencement Date, then Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $2,465.57 multiplied by the number of days between the 40th Floor Commencement Date and the 39th Floor Commencement Date; and

(B) if the 40th Floor Commencement Date occurs subsequent to the sixtieth (60th) day next following the 40th Floor Target Date, then Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $2,465.57 multiplied by the number of days between the sixtieth (60th) day next following the 40th Floor Target Date and the earlier to occur of: (i) the 40th Floor Commencement Date, (ii) the ninetieth (90th) day next following the 40th Floor Target Date, and (iii) the date that Subtenant terminates this Sublease pursuant to Section 2(e); and

(C) if the 40th Floor Commencement Date occurs subsequent to the ninetieth (90th) day next following the 40th Floor Target Date, then Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $4,931.13 multiplied by the number of days between the ninetieth (90th) day next following the 40th Floor Target Date and the earlier to occur of: (i) the 40th Floor Commencement Date, or (ii) the date that Subtenant terminates this Sublease pursuant to Section 2(e); and/or

(ii) with respect to the 39th Floor Premises:

(A) if the 39th Floor Commencement Date occurs subsequent to May 31, 2010, then Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $2,465.57 multiplied by the number of days between May 31, 2010 and the earlier to occur of: (i) the 39th Floor Commencement Date, (ii) the ninetieth (90th) day next following the 39th Floor Target Date, and (iii) the date that Subtenant terminates this Sublease pursuant to Section 2(e); and

(B) if the 39th Floor Commencement Date occurs subsequent to the ninetieth (90th) day next following the 39th Floor Target Date, then Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $4,931.13 multiplied by the number of days between the ninetieth (90th) day next following the 39th Floor Target Date and the earlier to occur of: (i) the 39th Floor Commencement Date, or (ii) the date that Subtenant terminates this Sublease pursuant to Section 2(e); and

(iii) with respect to the entire Sublease Premises, Tenant shall be entitled to a credit against the Fixed Rent payable under this Sublease equal to $200,000.00 in the aggregate,

all of which aforementioned credits, to the extent applicable (if any), shall be applied against the Fixed Rent due with respect to the first monthly periods next following the Rent Commencement Date; provided, however, that the credit in Section 2(d)(iii) shall be applied only after all other credits described in this Section 2(d) shall first have been fully utilized.

(e) Notwithstanding the foregoing or anything else to the contrary contained in this Sublease if the 40th Floor Commencement Date shall not have occurred on or before the 40th Floor Outside Date; or if the 39th Floor Commencement Date shall not have occurred on or before the 39th Floor Outside Date then, in either of such events, Subtenant shall have the right to terminate this Sublease by giving Sublandlord not less than thirty (30) days’ advance written notice of such termination (however, if, at such time as the applicable Commencement Date occurs, the foregoing right of termination has not been previously exercised by Subtenant then Subtenant shall have no further right to terminate this Sublease pursuant to this Section 2(e), by reason of the failure of such Commencement Date to occur (but the foregoing shall not affect Subtenant’s right to terminate this Sublease by reason of the non-occurrence of the other Commencement Date). If Subtenant shall terminate this Sublease, as aforesaid, then this Sublease shall be deemed null and void and of no further force and effect (except with respect to any provisions thereof, which by their terms expressly survive the expiration or earlier termination of this Sublease), and the parties hereto shall have no further responsibilities or obligations to each other with respect to this Sublease, except that Subtenant shall vacate and surrender the Subleased Premises to Sublandlord as though such termination date were the Expiration Date under this Sublease, and Sublandlord shall: (i) return the Letter of Credit to Subtenant, (ii) refund to Subtenant all Fixed Rent previously paid by Subtenant to Sublandlord hereunder, and (iii) if Sublandlord shall have theretofore delivered the 40th Floor Premises to Subtenant, and Subtenant shall have commenced the performance of any work necessary to prepare the 40th Floor Premises for Tenant’s initial occupancy, Sublandlord shall additionally pay to Subtenant an amount equal to all reasonable non-cancellable third-party out-of-pocket costs paid or incurred by Subtenant, as evidenced by receipts, invoices, copies of paid checks or other documentary evidence delivered by Subtenant to Sublandlord and reasonably acceptable to Sublandlord, up to a maximum amount of $100,000.00.

(f) Subtenant shall have the right to use and occupy the Sublease Premises for executive and general offices, including, without limitation, electronic trading, support functions required for trading firm operations and associated computer rooms, and for any uses incidental or ancillary to the foregoing which are permitted pursuant to the Lease, including, but not limited to, one or more data centers for computer and other electronic data processing and business machine operations and pantries and/or vending machines for the sale of snack foods, non-alcoholic beverages, and other convenience items to Tenant’s employees and others entitled to use the Sublease Premises, and for no other purpose, subject to the provisions of Article 43 of the Lease.

Article 3. Fixed Rent; Additional Rent.

(a) Subtenant covenants and agrees to pay to Sublandlord during and throughout the Term of this Sublease, Fixed Rent at the following rates:

(i) Subtenant shall pay Fixed Rent with respect to the 40th Floor Premises, at the rate of One Million Seven Hundred Seventy-Five Thousand Two Hundred Eight and 00/100 Dollars ($1,775,208.00) per annum, payable in equal monthly installments of One Hundred Forty-Seven Thousand Nine Hundred Thirty-Four and 00/100 Dollars ($147,934.00) during the period commencing at 12:00 a.m. on the 40th Floor Rent Commencement Date and ending at 11:59 p.m. on the Expiration Date; and

(ii) Subtenant shall pay Fixed Rent with respect to the 39th Floor Premises, at the rate of One Million Seven Hundred Seventy-Five Thousand Two Hundred Eight and 00/100 Dollars ($1,775,208.00) per annum, payable in equal monthly installments of One Hundred Forty-Seven Thousand Nine Hundred Thirty-Four and 00/100 Dollars ($147,934.00) during the period commencing at 12:00 a.m. on the 39th Floor Premises Rent Commencement Date and ending at 11:59 p.m. on the Expiration Date.

(b) The parties agree to execute within ten (10) business days of each of the 40th Floor Commencement Date and the 39th Floor Commencement Date, or upon the delivery of the entire Sublease Premises to Subtenant, an amendment to this Sublease confirming the date when each Commencement Date and Rent Commencement Date occurred (and, if applicable, the date when any credit under Section 2(d) of this Sublease shall be exhausted).

(c) Subtenant shall pay Fixed Rent, in equal monthly installments in advance, by wire transfer to an account designated by Sublandlord, on the first day of each calendar month during the Term of this Sublease. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term of this Sublease, if any, shall be prorated. Notwithstanding the foregoing, Subtenant shall pay one (1) month’s installment of Fixed Rent with respect to the entire Sublease Premises (i.e. $295,868.00) upon the execution of this Sublease, which installment of Fixed Rent shall be credited against the installments of Fixed Rent first due after the Rent Commencement Date.

(d) All sums of money, other than Fixed Rent, as shall become due and payable by Subtenant to Sublandlord under this Sublease, shall be deemed to be “Additional Rent”; and Sublandlord shall have the same rights and remedies in the event of nonpayment of Additional Rent as are available to Sublandlord for the nonpayment of Fixed Rent. Any Additional Rent payable on account of items, services or facilities other than Escalation Rent which are not payable monthly by Sublandlord to Landlord under the Lease shall be paid by Subtenant to Sublandlord on or before the thirtieth (30th) day next following the rendering of an invoice therefor (unless a different time for payment is elsewhere stated herein). Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Lease that relate wholly, or in part, to the Sublease Premises, and which are the obligation (in whole or in part) of the Subtenant under this Lease. Except as otherwise expressly provided in this Sublease, Subtenant shall pay all non-recurring items of Additional Rent and the same shall be due within thirty (30) days after notice by Sublandlord.

(e) All Fixed Rent, Escalation Rent and all Additional Rent and other sums payable hereunder by Subtenant shall be paid without any deduction, offset, abatement, defense and/or counterclaim whatsoever except as hereinafter specifically provided to the contrary. All Fixed Rent, Escalation Rent shall be paid by a wire transfer of immediately available funds made directly to a bank account designated by Sublandlord in writing. Non-recurring items of Additional Rent, and all other sums payable hereunder, may be paid by good check payable to the order of Sublandlord.

(f) If payment of any Fixed Rent or Additional Rent shall not have been paid within five (5) days of the date on which such amount was due and payable hereunder, Subtenant shall pay: (i) a late charge equal to 3% of the amount so due and owing; plus (ii) interest on the overdue amount at the Prime Rate from the date such overdue amount was due until the date of payment thereof, which amounts shall be added to the sum(s) due and shall be deemed Additional Rent due hereunder. Nothing in this Section contained and no acceptance of late charges by Sublandlord shall be deemed to extend or change the time for payment of Fixed Rent or Additional Rent hereunder. Notwithstanding the foregoing, on the first occasion in any calendar year in which a late charge shall be due and payable by Subtenant with respect to a late payment of Additional Rent, Subtenant shall not be obligated to pay such late charge unless Sublandlord shall have first given Subtenant notice that such item of Additional Rent is past due and Subtenant shall have failed to pay such sum within five (5) days after receipt of such notice.

Article 4. Additional Charges; Escalation Rent.

(a) In addition to the Fixed Rent payable hereunder, Subtenant covenants to pay as Additional Rent, without any deduction, offset, abatement, defense and/or counterclaim whatsoever, except as otherwise specifically provided in this Sublease, all amounts that are required to be paid to Landlord by Sublandlord as additional charges and/or “additional rent” pursuant to the Lease with respect to the Sublease Premises, and which are attributable to labor, materials, goods, services, facilities and utilities provided to Subtenant or for the account of Subtenant and which are provided as a basic service under the Lease or which are provided at the request of Subtenant, and/or which are attributable to any of the obligations of Subtenant under this Sublease, including all amounts which Subtenant agrees to pay as Additional Rent pursuant to this Sublease and all other similar charges.

(b) In addition to the Fixed Rent payable hereunder, Subtenant covenants and agrees to pay to Sublandlord, commencing upon the Rent Commencement Date with respect to each Phase, the following payments (sometimes collectively referred to in this Sublease as “Escalation Rent”):

(i) Subtenant’s Share of the positive excess of (A) the tax escalation payment payable by Sublandlord pursuant to Article 4 of the Lease with respect to each year (or portion of a year) of the Term of this Sublease over (B) an amount equal to the sum of one-half of the tax escalation payment payable by Sublandlord for the Tax Year (as defined in the Lease) commencing July 1, 2009 and ending June 30, 2010 plus one-half of the tax escalation payment payable by Sublandlord for the Tax Year commencing July 1, 2010 and ending June 30, 2011 ; plus

(ii) Subtenant’s Share of the positive excess of (A) the Expense Payment payable by Sublandlord with respect to each of year (or portion of a year) of the Term of this Sublease, over (B) the Expense Payment payable by Sublandlord pursuant to Article 5 of the Lease for the calendar year commencing on January 1, 2010 and ending December 31, 2010, which payments shall each be made in the same manner and at the same times as the corresponding tax escalation payment and Expense Payment are payable by Sublandlord under Sections 4.1(b) and 5.1(b) of the Lease, except that the Escalation Rent payable by Subtenant under this Section 4(b) shall be payable by Subtenant at least three (3) business days prior to the respective due dates under the Lease for the payment of the corresponding tax escalation payments and Expense Payments under the Lease, provided that Subtenant shall be required to pay additional rent no earlier than thirty (30) days after delivery to Subtenant of an invoice therefor. Upon receipt by Sublandlord of a bill, tax escalation statement, and/or expense escalation statement for a tax escalation payment or an Expense Payment, Sublandlord shall calculate the portion of such tax escalation payment or Expense Payment payable by Subtenant as Escalation Rent in accordance with the terms of this Sublease. After making the aforesaid calculations, Sublandlord shall deliver a statement to Subtenant, along with a copy of such bill, tax escalation statement, and/or expense escalation statement, and any other supporting documentation received from Landlord, which statement shall set forth the amount of the

Escalation Rent payable by Subtenant and the manner in which it was derived. The Expense Payments and tax escalation payments due under this Sublease shall be computed and billed separately; and a decline in a Tax Payment and/or a tax escalation payment attributable to a particular period from the Tax Payment or tax escalation payment attributable to a prior period shall not be offset against the Tax Payment and/or tax escalation payment then due, or reduce Fixed Rent and/or Escalation Rent for subsequent periods. If Sublandlord shall receive a refund or credit against rent with respect to any overpayment of a tax escalation payment or an Expense Payment applicable to any period occurring during the Term in which Subtenant has made a tax escalation payment or an Expense Payment, Sublandlord shall refund or credit against Fixed Rent and/or Escalation Rent, as the case may be, Subtenant’s Share of such refund or credit.

(c) If, with respect to any comparative year (as such term is defined in the Lease) Subtenant desires that Sublandlord dispute any Landlord’s statement with respect to the tax escalation payment pursuant to Section 4.1(b)3 of the Lease and/or any Landlord’s statement with respect to the Expense Payment pursuant to Section 5.1(b)2 of the Lease (any such Landlord’s statement being hereinafter called a “Landlord’s Statement”), then Subtenant shall, within ninety (90) days after receipt of Sublandlord’s invoice for any such tax escalation statement, and one hundred twenty (120) days after receipt of Sublandlord’s invoice for any Expense Payment, give notice to that effect to Sublandlord. If Subtenant shall have given such notice for any such comparative year, and Sublandlord has not previously disputed the applicable Landlord’s Statement, then Sublandlord shall timely exercise its rights under Section 4.1(b)3 or Section 5.1(b)2 of the Lease, as the case may be, to dispute the applicable Landlord’s Statement and to conduct an examination of Landlord’s books and records with respect to such Landlord’s Statement on Subtenant’s behalf (and, subject to the last sentence of this Section 4(c), at Subtenant’s sole cost and expense), using an accountant or other consultant designated by Subtenant (subject to Sublandlord’s consent which consent shall not be unreasonably withheld, conditioned, or delayed). If the examination results in a reduction in the real estate tax escalation payment or the Expense Payment, Subtenant shall be entitled to Subtenant’s Share of the amount refunded or credited to Sublandlord to the extent such refund or credit applies to a period in which Subtenant has made a tax escalation payment or an Expense payment; provided, however, that if such reduction affects portions of the Premises other than the Sublease Premises for such period, the reduction applicable to such period shall be allocated over all such premises based upon the rentable square foot area thereof relative to the entire Premises. Subtenant shall pay all out-of-pocket costs and expenses of conducting such examination; provided, however, that if the examination results in a reduction in the real estate tax escalation or the Expense Payment for the applicable comparative year, with respect to other portions of the Premises in addition to the Sublease Premises, such costs and expenses shall be allocated over all such premises in the manner set forth in the preceding sentence and only such portion so allocated to the Sublease Premises shall be charged to Subtenant.

Article 5. Electricity.

(a) Subtenant shall obtain electric service directly from the public utility company servicing the Building by direct application to, and arrangement with, such public utility; and Subtenant shall pay for all electricity (together with all charges and taxes thereon) consumed in the Sublease Premises. Sublandlord shall have no obligation to furnish or redistribute electricity to the Sublease Premises; provided, however, that notwithstanding the foregoing, until the date Subtenant shall obtain electric service directly from said public utility company, Subtenant shall pay to Sublandlord, as additional rent, 105% of the cost of all electricity (together with all charges, surcharges and taxes thereon) consumed by Subtenant, as measured by the meters registering electrical consumption in, or with respect to, the Sublease Premises. Subtenant shall pay the Additional Rent payable under the preceding sentence at least five (5) days before Sublandlord shall be obligated to make the corresponding payment to the public utility company servicing the Building, or thirty (30) days after Subtenant is invoiced therefor by Sublandlord, whichever is later. Sublandlord shall, as a part of Sublandlord’s Work, adjust the electric meters presently installed in the Sublease Premises so that the same shall register only the electricity consumed by Subtenant in the Sublease Premises; and Sublandlord shall deliver all such meters to Subtenant in working condition upon the completion of Sublandlord’s Work.

(b) Sublandlord represents that an average of 6.0 watts per usable square foot (demand basis) of electric capacity (exclusive of electricity consumed by the Building HVAC system) is available to each floor of the Sublease Premises as of the date of this Sublease (the

“Allocated Electrical Capacity”). Sublandlord agrees not to appropriate any of the Allocated Electrical Capacity for the use or benefit of any other space within the Building during the Term of this Sublease. Sublandlord acknowledges that the Landlord under the Lease may be providing additional electrical capacity directly to the Subtenant pursuant to a separate agreement with Subtenant. Subtenant shall have the right to distribute all electrical power that is available to it under this Sublease, or under any direct agreement between Subtenant and Landlord within the Sublease Premises in accordance with Subtenant’s reasonable requirements, subject to all other applicable provisions s of this Lease, and so long as Subtenant’s distribution of such electrical power does not adversely affect the quantity, quality, or distribution of electrical power within the balance of the Premises leased by Sublandlord in the Building. Subtenant shall not use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Sublease Premises would result in an overload of the electrical equipment supplying electricity to the Sublease Premises. Subtenant shall not permit its use of electric current to exceed the capacity of the then existing feeders, risers, wiring or bus ducts to the Sublease Premises.

(c) Sublandlord shall not be liable or responsible to Subtenant for any loss, damage or expense that Subtenant sustains or incurs if either the quantity or character of electric service is changed or interrupted or is no longer available or suitable for Subtenant’s requirements unless due to the gross negligence or willful misconduct of Sublandlord or Sublandlord’s breach of its obligations under the Lease.

Article 6. Subtenant’s Rights; Permitted Use.

(a) Notwithstanding the incorporation by reference of provisions of the Lease in this Sublease, Subtenant recognizes and agrees that Sublandlord shall not be required to provide or render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of the Landlord under the provisions of the Lease incorporated herein, and Sublandlord shall not be liable to Subtenant for Landlord’s failure to perform or observe any covenant or obligation under the Lease. Notwithstanding the foregoing, Sublandlord agrees that Subtenant shall be entitled to receive the benefit of all services (including, without limitation, heating, air-conditioning, ventilation, cleaning, water, electricity or other utility service), repairs, restorations, alterations, replacements and other obligations of the Landlord under the Lease with respect to the Sublease Premises (collectively sometimes referred to herein as the “Obligations”); and the exclusion of one or more provisions of the Lease from the provisions of the Lease which are incorporated herein pursuant to Section 7(a) is not intended to imply that Subtenant shall not be entitled to the benefit of the Landlord’s observance or performance thereof and, notwithstanding such exclusion, Sublandlord shall use commercially reasonable efforts to enforce its rights against Landlord under the Lease and to cause Landlord to observe and/or perform all of the provisions of the Lease (including the Obligations) applicable to the Sublease Premises for the benefit of Subtenant upon Subtenant’s written request therefor. Subtenant shall promptly reimburse Sublandlord for (i) all reasonable out-of-pocket costs, fees or expenses which Sublandlord shall incur in expending such efforts to the extent that such efforts relate solely to the Sublease Premises; and (ii) for Subtenant’s equitably apportioned share (as determined by Sublandlord in the exercise of its sole discretion, exercised reasonably) of all such out-of-pocket costs, fees or expenses to the extent that such efforts relate to the Sublease Premises and other portions of the Premises; and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublandlord in expending such efforts (except to the extent that such claims, liabilities, damages, costs and expenses are attributable to Sublandlord’s intentionally wrongful or grossly negligent prosecution of such action). In the event that Landlord shall default in any of the Obligations or any of the other provisions of the Lease with respect to the Sublease Premises, Subtenant shall have the right to take any appropriate legal action or proceeding in its own name, at Subtenant’s sole cost and expense, to enforce the same against Landlord and for that purpose and to such extent all rights of Sublandlord under the Lease are hereby conferred upon and assigned to Subtenant and Subtenant is hereby subrogated to such rights. In the event that Subtenant is unable to bring such action or proceeding in its own name, Subtenant shall be permitted to bring such action or proceeding, at Subtenant’s sole cost and expense, in Sublandlord’s name and Sublandlord agrees to cooperate with Subtenant in such action or proceeding and to promptly execute any and all documents required in furtherance of such action or proceeding, provided that: (i) Subtenant shall not then be in default under any of the terms, covenants or conditions of this Sublease, following notice and the expiration of the applicable cure period (ii) such action shall be prosecuted at the sole cost and expense of Subtenant and Subtenant shall agree to indemnify and hold Sublandlord harmless from and against any loss, claims, liabilities, damages, costs and expenses (including without limitation, reasonable attorneys, fees and disbursements) incurred or suffered by Sublandlord in connection with such action or proceeding; (iii) Subtenant shall use counsel approved by Sublandlord, which approval shall not be unreasonably withheld or delayed; (iv) Sublandlord shall not have determined, in good faith and in the reasonable exercise of its judgment, that such suit or action is not arbitrary or capricious or primarily of nuisance value; and (v) Sublandlord shall have first given Landlord a demand and notice of default (it being agreed that Sublandlord shall give Landlord such demand and notice of default within five (5) business days after Subtenant shall request that such notice be given, except in the event of an emergency) and Landlord shall have failed to cure such default within the period, if any, set forth in the Lease for the curing of such default, or if no such period is provided for, within a reasonable period thereafter (giving due consideration to the nature of the default). In any instance in which Subtenant would have the right to institute an action or proceeding against Landlord in accordance with the provisions of this Section in the name of Sublandlord but for the fact that Sublandlord’s remedies under the Lease are limited to arbitration in accordance with the provisions of the Lease, Sublandlord shall, upon the request of Subtenant, but subject to all of the foregoing provisions of this Section, enforce Sublandlord’s rights under the Lease for the benefit of Subtenant by arbitration in accordance with the provisions of the Lease, provided that Subtenant shall pay to Sublandlord, upon demand, all reasonable out-of-pocket costs and expenses incurred in connection therewith by Sublandlord.

(b) Subtenant acknowledges that the failure of Landlord to provide any services or comply with any obligations under the Lease shall not entitle Subtenant to any abatement, offset, or reduction in rent payable hereunder; provided, however, that if and to the extent Sublandlord receives a rent abatement, offset, or reduction from Landlord on account of such failure during the Term of this Sublease, Subtenant shall be entitled (x) with respect to an abatement or reduction applicable to both the Sublease Premises and the balance of the Premises, to a proportionate abatement, offset, or reduction of the rents payable by Subtenant pursuant to this Sublease, apportioned equitably, after first deducting Sublandlord’s reasonable, out-of-pocket costs, if any, in obtaining such rent abatement or reduction, and (y) with respect to an abatement or reduction applicable to the Sublease Premises only, Subtenant shall be entitled to the entire abatement, offset, or reduction after first deducting Sublandlord’s reasonable out-of-pocket costs, if any, in obtaining such rent abatement or reduction.

(c) Sublandlord, at Subtenant’s expense, and upon the request of Subtenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Subtenant in connection with any permitted Alteration (including requesting Landlord so to join in) and shall otherwise cooperate with Subtenant in connection therewith, provided that Sublandlord shall not be obligated to incur any cost or expense or liability in connection therewith.

(d) Requests by Subtenant for additional electric capacity, supplemental HVAC, condenser water and other amenities (in this Section 6(c), “Supplemental Services”), shall initially be made by Subtenant to Sublandlord; and, unless Sublandlord requires that Subtenant deal directly with Landlord in respect of any such Supplemental Services (provided, in such case, that Landlord is willing to deal directly with Subtenant), Sublandlord shall transmit Subtenant’s requests for Supplemental Services to Landlord promptly on Subtenant’s behalf. Additionally, Sublandlord shall agree to discuss with Landlord, on behalf of Subtenant, any material concerns or issues raised by Subtenant in good faith regarding invoices presented by Landlord in respect of Supplemental Services furnished to Subtenant.

Article 7. Incorporated Lease.

(a) Except as may be inconsistent with the provisions of this Sublease or as hereinafter expressly provided, all of the terms, covenants and conditions of the Lease are hereby incorporated herein and hereby made part hereof with the same force and effect as if fully set forth at length herein (such incorporated provisions, as the same may be modified by this Sublease, being sometimes referred to as the “Incorporated Provisions”) and shall constitute the terms of this Sublease, so that except to the extent inconsistent with the express provisions of this Sublease: (i) each and every term, covenant and condition of the Incorporated Provisions binding or inuring to the benefit of Landlord, as landlord under the Lease, shall, in respect of this

Sublease, bind or inure to the benefit of Sublandlord, and (ii) each and every term, covenant and condition of the Incorporated Provisions binding or inuring to the benefit of Sublandlord, as the tenant under the Lease, shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth at length in this Sublease, and (A) as if the term “Sublandlord” herein referred to “Landlord” or words of similar import in the Lease, (B) as if the term “Subtenant” herein referred to “Tenant” or words of similar import in the Lease, (C) as if the term “Sublease Premises” herein referred to the “Premises” or words of similar import in the Lease, (D) as if the term “Fixed Rent” and “Additional Rent” herein referred to “fixed annual rent” and “additional rent” or words of similar import in the Lease, and (E) as if the term “Sublease” herein referred to the “Lease” or words of similar import in the Lease . The following Articles, Sections and Exhibits of the Lease shall be deemed deleted for the purposes of incorporation by reference in this Sublease: the “Caption” and “Recitals” on page 1 of the Lease; Sections 1.1, 1.2, 1.3,1.4, 2.2(b), 3.1, 3.2, 3.3, 3.4, and 3.5; Section 4.1(b)(3); Section 5.1(b)(2); Sections 6.1, 6.2(a), 6.2(b) and 6.2(c) (except for the limited purpose of determining the manner in which electricity shall be furnished and charged to Subtenant until Subtenant has arranged to obtain electricity directly from the public utility serving the Building), 6.3 (b) and 6.3(c), 6.5 and 6.6; the third (3rd) sentence of the third paragraph of Section 7.1; the last sentence of Section 7.4; references in Section 9.1 to “Landlord’s Initial Work” and “Landlord’s Supplemental Work”; Section 9.4; all references in Article 10 to the obligation to provide a “Non Disturbance Agreement” to Tenant, and any condition relating to the provision of a “Non Disturbance Agreement” to Tenant; Section 10.5; all references in Article 14 to “Tenant Competitors”; the words beginning with “[e]xcept with respect to the 39th floor…” and continuing until “…pursuant to Section 45.1 hereof….” in Section 14.2; Sections 14.10, 14.12, 15.1, 15.2 and 15.3; Article 21; the parenthetical phrase in Section 29.1(b); Article 30; Section 31.1(b)(i); Section 31.1(b)(ii)(A); Section 31.1(b)(ii)(B) and (b)(ii); and Sections 31.3 and 31.4 (except that Subtenant shall be entitled to the allocation of sixty-two and one-half (62.50) tons of condenser water furnished by Landlord to the Sublease Premises and shall be responsible for the payment of all condenser water charges, tap-in and drain down charges thereunder); all of Section 31.13, except for the first sentence thereof; Sections 31.16 and 31.22; Articles 32, 33, 36, 37, 38 and 39; Sections 41.3, and 41.4; Articles 45, 46, 47, 48, 49, 50, 51 and 52; and Exhibits A, C-1, D, D-1, H, J, L, M, P, and Q. For purposes of incorporation of the Lease by reference, where reference is made in the following Articles, Sections and Exhibits to “Landlord”, the same shall be deemed to mean “Landlord” (as first defined in this Sublease): Section 6.6; the third paragraph of Section 7.1; Sections 7.3, 7.4, 7.5 and 7.6 Articles 8 and 10; Section 11.7; Articles 12 and 13; Section 15.2; Article 16; Articles 25, 26, 31, 36, Exhibits A, B C and F. For purposes of incorporation by reference of the Lease, where reference is made in the following Articles, Sections and Exhibits to “Landlord”, the same shall be deemed to mean “Landlord” (as first defined in this Sublease) and/or “Sublandlord” as the context requires: the first, second, fourth and fifth paragraphs of Section 7.1; Section 7.6; Article 9; Article 11; Article 14 (except for Section 14.2, and references in Article 14 to said Section 14.2); Sections 15.1 (it being understood that Sublandlord and Landlord shall each have the rights afforded under this Section); Sections 15.4 and 15.5; Articles 34, 35 and 42. The provisions of Articles 4 and 5 of the Lease which are incorporated by reference in this Sublease, are incorporated solely for the limited purpose of describing the determination, timing and manner of payment of Subtenant’s obligations with respect to the payment of Escalation Rent as set forth in Sections 4(b) and 4(c) of this Sublease. The definitions set forth in Article 24 of the Lease are incorporated by reference herein to the extent necessary to define terms which are used in provisions of the Lease that are incorporated by reference herein. All cross-references within the incorporated provisions shall remain as cross-references within the incorporated provisions and shall not be construed as cross-references to the other provisions of this Sublease.

(b) If any of the express provisions of this Sublease shall conflict with any of the provisions of the Lease incorporated by reference herein, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease.

(c) Subtenant covenants that Subtenant shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Lease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default by Subtenant in

Subtenant’s performance of those terms, covenants and conditions of the Lease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to Sublandlord on account of such indemnity shall be deemed to be Additional Rent hereunder and shall be payable promptly upon demand. Sublandlord covenants that Sublandlord shall not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Lease. Sublandlord hereby agrees that Sublandlord shall indemnify and hold Subtenant harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, arising from or in connection with any default by Sublandlord in Sublandlord’s performance of those terms, covenants and conditions of the Lease which are or shall be applicable to the Sublease Premises, as above provided, and all amounts payable by Sublandlord to Subtenant on account of such indemnity shall be payable promptly upon demand.

(d) This Sublease is expressly made subject and subordinate to the Lease and to all encumbrances and other matters to which the Lease is subject, provided that Sublandlord shall not agree to any amendment or modification of the Lease which would adversely affect Subtenant. In any case where the consent or approval of Landlord shall be required pursuant to the Lease, Sublandlord’s consent shall also be required hereunder (and in such instances Sublandlord shall be bound to the same standard of approval as Landlord). If, pursuant to the terms of this Sublease, Subtenant must obtain the consent or approval of Sublandlord, and Sublandlord must, pursuant to the Lease, obtain the consent of Landlord or the consent of the holder of any mortgage, superior lease or other interest to which this Sublease or the Lease is subordinate, Sublandlord agrees to: (i) promptly forward a copy of Subtenant’s request for such consent or approval, together with all relevant documents in Sublandlord’s possession, to Landlord or the holder of any superior interest; and (ii) use its reasonable efforts to secure any such consent(s) and/or approval(s). If Landlord or the holder of such superior interest refuses to grant such consent or approval and, as a result, Sublandlord withholds its consent to Subtenant’s request therefor, such withholding by Sublandlord shall not be deemed to be an unreasonable refusal to grant such consent or approval or result in Sublandlord having any liability under this Lease; provided, however that if Landlord or the holder of such superior interest is required to grant such consent or approval, or to not unreasonably withhold such consent or approval pursuant to the terms of the Lease, then the rights of Subtenant and the obligations of Sublandlord set forth in Section 6(a) of this Sublease shall apply. Notwithstanding the foregoing, in the event Subtenant is required to seek the approval of Landlord under the Lease in connection with a “Minor Alteration” (as said term is hereinafter defined), or in connection with the installation of any signs and signage, Sublandlord’s consent shall be deemed granted, ipso facto, upon the granting of Landlord’s consent thereto. For purposes of the immediately preceding sentence the term “Minor Alteration” shall mean any alteration proposed to be performed in the Sublease Premises by Subtenant (not including alterations consisting of painting, carpeting and decorations) the cost of which, as reasonably estimated by Sublandlord, shall not exceed, when taken together with all other alterations performed in any twelve (12) month period during the Term, the sum of $100,000, and which shall not, additionally, affect the structure of the Building, the mechanical, plumbing, electrical or life-safety systems of the Building (except to an immaterial degree), require a modification of the Certificate of Occupancy for the Building, or require the restoration of such alteration at the end of the term of the Lease.

(e) Sublandlord covenants and agrees with Subtenant that (i) except as expressly permitted pursuant to Articles 12 and 13 of the Lease, it shall not, by any act, exercise or omission, do or permit to be done anything that would cause the Lease to be amended, cancelled, terminated or forfeited, (ii) it shall pay when due to the Landlord all rent and additional rent that is payable pursuant to the terms of the Lease, and shall perform all the other terms, covenants and conditions contained in the Lease, subject to the obligation of Subtenant to observe and perform the terms, covenants and conditions of this Sublease, and (iii) it shall not take, or fail to take, any action under the Lease which would adversely affect the Sublease Premises or Subtenant’s occupancy thereof, provided, however, that Sublandlord shall have the express right to terminate this Sublease in the event that Sublandlord terminates the Lease in accordance with the provisions of any of Articles 12 and 13 of the Lease.

(f) Subtenant agrees that Sublandlord shall have no liability to Subtenant if the term of this Sublease shall terminate by reason of (i) Sublandlord’s or Landlord’s exercise of any of their respective rights set forth in Articles 12 and 13 of the Lease; or (ii) Subtenant’s breach of any of the terms, covenants or conditions of this Sublease on Subtenant’s part to be observed or performed or (iii) or by reason of a termination of any superior lease, as said term is defined in Section 10.1 of the Lease, or by reason of the foreclosure (or deed in lieu of foreclosure) of any superior mortgage, as said term is defined in Section 10.1 of the Lease (subject however to the terms of any Non-Disturbance Agreement, as said term is defined in Section 10.1 of the Lease, between Sublandlord and any holder or lessor, as each such term is defined in Section 10.1 of the Lease). Subtenant covenants and agrees that if, by reason of a default on the part of Sublandlord, as the “tenant” under the Lease, in the performance of any of the terms or provisions of the Lease, or for any other reason of any nature whatsoever, such lease or the leasehold estate of the tenant thereunder, is terminated by summary dispossess proceeding or otherwise then, Subtenant will attorn to Landlord and will recognize Landlord as Subtenant’s “landlord” under this Sublease pursuant to the provisions of the Subordination, Non-Disturbance and Attornment Agreement. Subtenant covenants and agrees to execute and deliver, at any time and from time to time, within fifteen (15) days following a request therefor by Sublandlord or Landlord, any reasonable instrument that may be reasonably necessary or appropriate to evidence such attornment provided same is consistent with the Subordination, Non-Disturbance and Attornment Agreement. If Sublandlord shall agree with Landlord to surrender or cancel the Lease (or any portion thereof, if such portion includes the Sublease Premises) or shorten the Term of the Lease (or any portion thereof, if such portion includes the Sublease Premises) this Sublease shall not be affected thereby and shall continue on all of the same terms and conditions set forth herein, except however, that Subtenant will attorn to and recognize Landlord as its direct landlord to the extent of such portion of the Lease (or the Term) so surrendered and thereupon, this Sublease, to such extent, shall become a direct Lease between Subtenant and Landlord and Subtenant will execute any documents reasonably requested by Landlord to evidence such attornment.

(g) Sublandlord represents to Subtenant that the right set forth in Article 51 of the Lease to terminate the Lease has expired and is without force or effect.

Article 8. Condition of the Sublease Premises; FF&E.

(a) It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease. Subtenant agrees to accept possession of the Sublease Premises in vacant and broom clean condition, and otherwise in their “as is” and “where is” condition on the date hereof; and Subtenant agrees that Sublandlord is not required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant’s occupancy other than Sublandlord’s Work. Sublandlord’s Work shall be performed in a good and worker-like manner and in compliance with all applicable legal requirements as the same may affect Sublandlord’s Work hereunder, subject to Sublandlord’s right to contest the validity or enforcement thereof. Sublandlord shall not be required to remove the FF&E (as said term is hereinafter defined) presently located in the Premises. Any reference in this Sublease to “substantial completion” shall mean that the work in question has been completed except for minor details of painting, decoration, touch-up or mechanical adjustment, the non-completion of which do not materially interfere with Subtenant’s use of the Sublease Premises (“Punch-List Items”) which Punch-List Items shall be completed within thirty (30) days after the Commencement Date. If, for any reason, Sublandlord fails to substantially complete the Punch-List Items on or before the 30th day next following the Commencement Date, then Subtenant, as its sole and exclusive remedy therefor, shall have the right, but not the obligation, to perform the work necessary to complete the Punch-List Items (or, as the case may be, the then incomplete portions thereof), which right may be exercised only by written notice thereof to Sublandlord given within the period commencing on the day immediately following such 30th day and ending on the date that is fifteen (15) days thereafter, both days inclusive. If Subtenant exercises such right, then (i) Sublandlord shall no longer have any obligation to perform the work to complete the Punch-List Items (or, as the case may be, the then incomplete portions thereof), (ii) Subtenant shall perform such work in compliance with the provisions of Article 9 hereof, and (iii) Sublandlord shall reimburse Subtenant an amount equal to the reasonable out-of-pocket costs incurred by Subtenant in performing the work to complete the Punch-List Items (or, as the case may be, the then incomplete portions thereof), which reimbursement shall be made by Sublandlord within thirty (30) days after its receipt of a statement from Subtenant setting forth all such reimbursable costs and accompanied by paid invoices therefor.

(b) Subtenant acknowledges and agrees that, except as specifically provided in Section 8(a) hereof all alterations, installations, renovations or other items of work necessary to prepare the Sublease Premises for Subtenant’s initial occupancy shall be performed by Subtenant, at Subtenant’s sole cost and expense.

(c) Subtenant shall have the right, during the Term, to use the furniture, furnishings and equipment located in the Sublease Premises and set forth on the list annexed hereto as Exhibit “D” (the “FF&E”). The FF&E excludes all works of art and all removable decorations presently located in the Sublease Premises. The FF&E is being made available to Subtenant as an accommodation, without representation or warranty by Sublandlord as to its condition, state of repair or suitability for Subtenant’s use or any other matter related thereto; and Sublandlord shall have no liability or obligations of any nature whatsoever to Subtenant with respect to the FF&E during the Term. Subtenant hereby accepts the FF&E and acknowledges that the FF&E is in good condition and repair as of the date of this Sublease. Sublandlord agrees that Subtenant shall be free to dispose of the FF&E at Subtenant’s sole cost and expense and in any lawful manner that it deems fit and shall have no liability to Sublandlord with respect to the FF&E. Sublandlord and Subtenant agree to treat the Sublandlord as the owner of the FF&E for Federal, State and local income tax purposes during the Term of this Sublease; and no portion of the rents due hereunder shall be deemed for any purpose paid on account of the use of the FF&E by Subtenant. Subtenant shall pay all sales taxes (collectively, the “Sales Tax”), if any, imposed by New York State or New York City in connection with the use of the FF&E by Subtenant; and Subtenant hereby agrees to indemnify and hold harmless Sublandlord against any Sales Tax (and interest and penalties) assessed with respect to the use of the FF&E by Subtenant.

(d) Sublandlord shall deliver a NYC Buildings Department ACP-5 Form to Subtenant covering the Sublease Premises no later than the Commencement Date.

(e) Subtenant shall have access to the emergency power and uninterruptable power supply (“UPS”) system equipment located on the 39th floor mechanical room and the 40th floor mechanical room. Subtenant shall have the right, subject to all conditions and requirements applicable to the making of Alterations in the Sublease Premises, as set forth in Article 9 of this Sublease, to connect to, and use as required, the 80KVA UPS System located on the 40th Floor Mechanical Room and the 150KVA system located on the 39th Floor mechanical room. Subtenant’s operation of the UPS system located on the 39th and 40th floors shall be (i) operated in compliance with all laws and requirements of public authorities relating thereto (and, accordingly, Subtenant shall obtain any licenses and permits required in that regard), and (ii) in a manner so as not to otherwise interfere (other than in a de minimis manner) with the use and occupancy of the Building by others (including Sublandlord). Emergency power shall be provided to service the Closed Loop System (as said term is hereinafter defined).

(f) The Sublease Premises are equipped with several supplemental air conditioning units. All such supplemental air conditioning units shall remain in the Sublease Premises and shall be delivered to Subtenant on the Commencement Date in their “AS IS, WHERE IS” condition, without representation or warranty (express or implied), except that Sublandlord covenants that such supplemental air conditioning units shall be in working order on the Commencement Date. Subtenant shall be solely responsible for the maintenance, repair and replacement of such supplemental air conditioning units, and of any additional supplemental air conditioning units installed by Subtenant. In furtherance of the foregoing, Subtenant shall enter into annual, written maintenance contracts with competent, licensed contractors reasonably approved by Sublandlord. Not later than ten (10) days after the Commencement Date and annually thereafter, Subtenant shall provide Sublandlord with a copy of all maintenance contracts required hereunder. Such maintenance contracts shall not be deemed to limit Subtenant’s general obligations to maintain any of the supplemental cooling units described above, or any other supplemental cooling units installed by Subtenant, in good working order, repair and condition and to replace such units as and when required.

(g) If Tenant shall install any supplemental HVAC units or other systems or equipment to serve the Premises exclusively, Tenant shall enter into annual, written maintenance contracts with competent, licensed contractors reasonably approved by Landlord. Not later than ten (10) days after the Commencement Date and annually thereafter, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder. Such maintenance contracts represent part of Tenant’s obligations under this Article, and shall not be deemed to limit Tenant’s general obligations to keep any HVAC equipment and other systems and equipment installed by Tenant and exclusively serving the Premises in good working order, repair and condition as further described in Paragraph A, above.

(h) Subtenant shall have the right to enter into a direct agreement with Landlord pursuant to which Subtenant shall have the right to use the emergency generator and associated equipment located on the roof of the ninth (9th) floor of the Building and nominally sized at 600 KW (the “9th Floor Generator”) at Subtenant’s sole cost and expense. Subtenant shall additionally have the right to perform such work in the Sublease Premises as shall be reasonably necessary to interconnect Subtenant’s electrical system with the 9th Floor Generator (collectively “Subtenant’s Generator Work”) at Subtenant’s sole cost and expense; provided, however, that the plans and specifications pertaining to Subtenant’s Generator Work shall be submitted to Sublandlord and to Landlord for approval, which approval by Sublandlord shall not be unreasonably withheld or delayed, and provided further that (x) Subtenant’s Generator Work shall be performed in a good and worker-like manner, (y) in compliance with all Laws and (y) that Subtenant shall be solely responsible for the removal and restoration of any Alterations made in connection with Subtenant’s Generator Work. Subtenant shall be solely responsible for the installation of any risers, feeders, transformers, panels, conduit and wiring necessary for the use and operation of the 9th Floor Generator at Subtenant’s sole expense; and Subtenant shall pay, within thirty (30) days after Sublandlord’s demand, all reasonable out-of-pocket costs incurred by Sublandlord for the review of Subtenant’s plans and specifications. Subtenant shall be responsible for all inspection, testing, maintenance and repair costs incurred in connection with the use of the generator and Subtenant’s Generator Work. Subtenant shall obtain, with respect to the operation, maintenance and repair of the 9th Floor Generator all necessary permits and approvals from, and make all necessary notices to, any government entity having jurisdiction over Sublandlord, Landlord or the Building.

(i) Reference is hereby made to that certain Contract of Sale of Generator Electric Power dated as of February 11, 2003 by and between Sublandlord and Blackrock, Inc., as the successor in interest to ABN Amro Bank N. V., a true and complete copy of which agreement has been provided by Sublandlord to Subtenant (the “Generator Agreement”). In addition to the rights of Subtenant under Section 9(h) of this Sublease, Sublandlord agrees to provide to Subtenant up to 400 KW of electric current available under the Generator Agreement to Sublandlord. Additionally, and within a reasonable period following Subtenant’s written request therefor, Sublandlord shall exercise its right to purchase up to 200KW of the additional electrical capacity available to Sublandlord under Section 2.5 of the Generator Agreement (the “Additional Generator Capacity”), and make such Additional Generator Capacity available to Subtenant for its exclusive use at Subtenant’s sole cost and expense. Subtenant shall pay for the exercise of such option, for the cost of any such electric current and Additional Generator Capacity, and for any costs and expenses required to be paid during the Term of this Sublease in connection therewith (including all taxes thereon). Sublandlord represents and warrants to Subtenant that the Generator Agreement is in full force and effect and all amounts payable thereunder by Sublandlord have been paid in full.

(j) Sublandlord shall perform all work required to modify the equipment related to the operation of the [electrical panel] on the 40th floor of the Building and its associated equipment and connections (collectively, the “40th Floor Generator Equipment”), and to reallocate emergency power from the 40th Floor Premises to the balance of the Premises leased by Sublandlord (collectively “Sublandlord’s Generator Work”), at Sublandlord’s sole cost and expense. Sublandlord shall exert commercially reasonable efforts to substantially complete all of such Sublandlord’s Generator Work as soon as practicable (and, in all events on or before May 31, 2010). If Sublandlord’s Generator Work is not substantially completed by May 31, 2010, Subtenant shall have no liability to Sublandlord for any “load loss” or other damage suffered by the 40th Floor Generator Equipment occurring by reason of Subtenant’s Work, or other work undertaken by Subtenant in the Sublease Premises; provided, however, that in the case that Sublandlord’s Generator Work is not substantially completed by May 31, 2010, Subtenant and Sublandlord shall coordinate their respective activities, and shall consult on a regular basis, in order to avoid or mitigate any such loss or damage. All of Sublandlord’s Generator Work shall be performed in a good and workerlike manner and in compliance with all Laws. Sublandlord shall have the right to service, maintain and repair the 40th Floor Generator Equipment (which right, Sublandlord anticipates, shall be exercised in order to inspect, repair and maintain a so-called “splice box” to be installed as part of Sublandlord Generator Work, not more than twice each year on average) so long as Sublandlord leases space within the Premises; and, in furtherance thereof, Sublandlord shall have the right to enter upon the Sublease Premises from time to time during the Term of this Sublease and proceed to the mechanical room located on the 40th Floor Premises as indicated in Exhibit “F” (the “40th Floor Generator Equipment Enclosure”) for the purpose of servicing, maintaining and repairing the 40th Floor Generator Equipment in accordance with the terms of this Section 8(j). Sublandlord shall give to Subtenant’s office manager reasonable advance written notice concerning any such access by Sublandlord’s contractors, and shall provide a list of any then-known regularly scheduled maintenance visits of any such contractors. Sublandlord and each of Sublandlord’s employees, agents, contractors and subcontractors shall comply with all reasonable security procedures and rules and regulations promulgated by Subtenant from time to time in connection with Sublandlord’s access to the 40th Floor Generator Enclosure; and, at Subtenant’s request, any person exercising such access rights shall at all times be accompanied by one of Subtenant’s employees. Notwithstanding anything to the contrary set forth elsewhere in this Sublease, in the event of an emergency, Sublandlord and its authorized representatives shall have the right of access to the 40th Floor Generator Enclosure without notice to Subtenant; provided that Sublandlord informs Subtenant of such emergency and the entry by Sublandlord as soon as possible after the occurrence thereof.

(k) Subtenant shall pay upon demand Subtenant’s CL Cost Share (as hereinafter defined) of all reasonable costs and expenses incurred by Sublandlord in connection with the operation, maintenance and repair of the closed loop water system which services both the Sublease Premises and the balance of the Premises leased by Sublandlord under the Lease through the operation of certain equipment located on the 45th floor of the Building (including, without limitation, a plate and frame heat exchanger) and associated piping and equipment located elsewhere within the Premises (collectively, the “Closed Loop System”). Subtenant and Sublandlord shall each have the non-exclusive right to utilize the Closed Loop System; provided however that Subtenant’s use of the Closed Loop System shall at no time exceed eighteen (18) tons of cooling capacity, in addition to the eighty-seven and one-half (87.5) tons of connected cooling capacity already available to the Sublease Premises, for a total of one hundred five and one-half (105.5) tons of cooling capacity to be available on the Closed Loop System. Additionally, Subtenant shall have the right to install as an Alteration a third secondary pump to be connected to the Closed Loop System at Subtenant’s sole cost and expense. In this Section 8(k), the term “Subtenant’s CL Cost Share” shall mean a fraction, expressed as a percentage, in which the numerator is the tonnage of cooling capacity used by Subtenant, and the denominator is the tonnage of cooling capacity used by Subtenant plus the tonnage of cooling capacity used by Sublandlord.

Article 9. Alterations.

(a) Subtenant shall have the right to make, cause to be made or allow to be made any and all alterations and improvements (referred to, collectively, in this Article 9 as the “Alterations”) in the Sublease Premises or any portion of the Sublease Premises in accordance with, and subject to, the provisions of Article 7 of the Lease which are incorporated herein by reference pursuant to Section 7(a) of this Sublease, subject to the consent of Landlord and Sublandlord, which shall be granted or withheld in accordance with the provisions of Article 7 of the Lease incorporated by reference in this Sublease. Sublandlord’s consent shall not be required with respect to any Minor Alterations (as hereinabove defined) proposed to be made by Subtenant. Notwithstanding any provision of this Sublease to the contrary, Subtenant may make Alterations which, pursuant to the provisions of Article 7 of the Lease may be performed without Landlord’s consent, without the consent of Landlord or Sublandlord.

(b) Subtenant shall not be required to remove any Alterations which are either (i) installed in the Sublease Premises upon the Commencement Date or (ii) which constitute Staircase Work. Subject to the terms and conditions of the Subordination, Non-Disturbance and Attornment Agreement, Subtenant shall not be required to remove any Alterations made by Subtenant to the Sublease Premises at the end of the Term unless (i) such Alterations consist of Alterations which are unusual or extraordinary in nature when compared to office installations in other first class office buildings (including, in order to avoid any doubt, raised floors, computer rooms or similar installations), or (ii) such Alterations (including, without limitation, any “Major Structural Alterations”, as said term is defined in Section 7.4 of the Lease) are otherwise required to be removed upon the expiration of the Term of the Lease pursuant to any provision of the Lease incorporated by reference herein. Additionally, Subtenant shall consult with Sublandlord as to the most appropriate manner in which to undertake any Alteration that would require the covering of the stonework in the elevator lobby so as to assure that any such Alterations are performed without any damage to said elevator lobby stonework. Notwithstanding any provision of this Sublease to the contrary, if the Direct Lease shall be in full force and effect on the expiration of the Term of this Sublease (in contradistinction to the termination of this Sublease by Sublandlord as a result of a default by Subtenant under this Sublease), neither Sublandlord nor Subtenant shall be required to remove and/or restore any Alterations which Sublandlord or Subtenant would otherwise be required to remove and restore hereunder and under the Lease.

(c) In the event that Subtenant shall make any Alterations in or to the Sublease Premises, Subtenant shall secure and maintain all alterations insurance coverages required by the Lease (including, without limitation, any insurance requirements set forth in Section 7.1 of the Lease).

(d) Subtenant shall comply with all provisions of the Lease applicable to the performance of Alterations in the Premises (including, without limitation, Article 7 thereof) and all conditions to the performance of such Alterations which are set forth in the Lease shall be satisfied by Tenant. If Sublandlord or Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers (as and to the extent permitted by the Lease), the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

(e) Subtenant shall keep the Building and the Sublease Premises free from any mechanic’s, materialmens’, architects’, engineers’ or similar liens or encumbrances arising in connection with any Alterations, provided, that such liens may remain during the period that Subtenant is contesting same to the extent Subtenant bonds such liens. Any such lien or encumbrance that is filed of record shall be discharged or bonded by Subtenant at its expense within thirty (30) days after such filing (or any shorter period provided under the applicable provisions of the Lease), by payment, filing of the bond required by law, or otherwise. If Subtenant fails to comply with the foregoing, Sublandlord may pay the amount (or any portion thereof) or take such other action as Sublandlord deems necessary to remove such claim, lien or encumbrance without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Sublandlord shall be deemed Additional Rent under this Sublease payable upon demand, without limitation as to other remedies available to Sublandlord.

(f) Subtenant shall pay to Sublandlord (or reimburse Sublandlord for) all reasonable out-of-pocket costs paid or incurred by Sublandlord or any affiliate of Sublandlord in connection with the review of any mechanical, electrical, plumbing, structural and life-safety plans and specifications for any Alterations performed by Subtenant throughout the Term of this Sublease in the Sublease Premises, provided that Subtenant shall not be required to pay fees or charges incurred by Sublandlord for any review of such plans and specifications if Landlord has also imposed such fees and either (x) Sublandlord’s consent is not required hereunder or (y) Subtenant has retained the same consulting engineer or architect retained by Landlord and such engineer or architect has delivered an opinion to Sublandlord that such plans and specifications are suitable for the Alterations proposed. Additionally, Subtenant shall pay any fees and costs levied or imposed under the provisions of the Lease by Landlord upon Sublandlord or Subtenant in connection with the performance of any Alterations performed by Subtenant during the Term of this Sublease provided that Subtenant shall not be required to pay fees or charges for any matter as to which Landlord has imposed a corresponding fee or charge. Subtenant shall pay or reimburse these costs within thirty (30) days after billed by Landlord or Sublandlord, as the case may be. Sublandlord shall endeavor, whenever possible to retain the same consulting engineer as Landlord in order to avoid the duplication of review fees and charges so long as such engineer or architect is prepared to render consulting services to Sublandlord on commercially competitive terms, and so long as the conflict of interest posed by the dual representation of Landlord and Sublandlord is not, in the particular case involved, reasonably objectionable to Sublandlord.

(g) Subject to all applicable provisions of this Article 9, and provided Landlord first grants its consent in writing, Subtenant shall have the right to install additional louvers on the Westerly side of each floor of the Sublease Premises in accordance with, and subject to, Section 41.15 of the Lease in order to permit additional fresh outside air to be circulated in the Sublease Premises. Subject to the provisions of Section 9(b) of this Sublease, Subtenant agrees to remove and restore such louvers at its sole cost and expenses upon the expiration or any earlier termination of this Sublease.

Article 10. Insurance.

(a) Subtenant shall, at its sole cost and expense, obtain, maintain and keep in force during the Term for the benefit of Sublandlord, Landlord and such other parties as are named in the Lease all insurance coverages which are required to be obtained by Sublandlord as the “Tenant” under Article 7 (with respect to Alterations) and Articles 9 and 11 of the Lease, specifically including, without limitation, all insurance coverages required under Section 11.7 (a) of the Lease in the amounts set forth therein.

(b) Sublandlord, Landlord and such other parties as are required to be named pursuant to the Lease, including, without limitation, Landlord’s managing agent and any lessor or holder whose name and address shall have been previously furnished to Subtenant, shall be named as additional insureds in said policies and shall be protected against all risks and liability occasioned by an occurrence insured against. Subtenant shall deliver to Sublandlord the policies of insurance or certificates thereof, together with evidence of the payment of premiums thereon, prior to the Commencement Date, and shall thereafter furnish to Sublandlord, at least thirty (30) days prior to the expiration of any such policies and any renewals thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon.

(c) Subtenant shall pay all premiums and charges for all of said policies, and, if Subtenant shall fail to make any payment when due or carry any such policy, Landlord or Sublandlord may, but shall not be obligated to make such payment or carry such policy, and the amount paid by Landlord or Sublandlord, with interest thereon at the maximum legal rate of interest from the date of such payment or the issuance of such policy, shall be repaid to Landlord or Sublandlord, as the case may be, by Subtenant on demand; and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord or Sublandlord of any such premium, or the carrying by Landlord or Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

Article 11. Casualty.

(a) If the Sublease Premises or any part thereof shall be damaged or rendered untenantable by fire or other casualty and this Sublease is not terminated by Sublandlord or Subtenant pursuant to Section (b) hereof or by reason of a termination of the Lease pursuant to the provisions thereof, then: (i) Fixed Rent and Escalation Rent hereunder shall be abated for such periods, if any, in respect of which Sublandlord receives corresponding abatements under the Lease with respect to the Sublease Premises; and (ii) Subtenant shall proceed, promptly and with reasonable diligence, to repair such damage to the Sublease Premises, if any, as the “Tenant” under the Lease would otherwise have been obligated to repair pursuant to Article 12 of the Lease. For the purposes of this Sublease, Subtenant’s obligation to repair shall include the repair or replacement of the personal property of Subtenant or of improvements to the Sublease Premises made by the Subtenant, except to the extent that any such repairs and restoration is required to be effected by Landlord in accordance with the provisions of the Lease.

(b) Notwithstanding any incorporated provision of the Lease to the contrary, if the Sublease Premises are substantially (i.e., 50% or more) or totally damaged or destroyed by fire or other casualty, Subtenant shall have the right to terminate this Sublease in accordance with Section 12.1 of the Lease as if the Sublease Premises were the “demised premises” under such Section 12.1, provided that all conditions precedent to such termination as set forth in Section 12.1 have been satisfied. If the Lease is terminated pursuant to Article 12 thereof, this Sublease shall terminate on the same date. Sublandlord shall give Subtenant prompt notice of any election by Sublandlord to terminate the Lease.

(c) Sublandlord shall not be liable for any inconvenience or annoyance to Subtenant or injury to the business of Subtenant resulting in any way from any such damage by fire or other casualty or the repair thereof.

(d) This Article 11 shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty; and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter enacted, shall have no application to this Sublease.

(e) Sublandlord and Subtenant each agree to use diligent efforts to cooperate with each other and with their respective insurers (and with Landlord and its insurers) in order to facilitate the collection of all insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage and destruction of the Building or the Sublease Premises by fire or other casualty.

Article 12. Condemnation.

(a) If the Lease is terminated as a result of any temporary or permanent taking of all or any portion of the Building, the Premises or the Sublease Premises by condemnation, this Sublease shall likewise terminate and Fixed Rent and Escalation Rent hereunder shall be apportioned as of the date of such termination.

(b) In the event of any condemnation of all or any part of the Building, the Premises or the Sublease Premises, Landlord and/or Sublandlord shall be entitled to receive the entire compensation or award for any such condemnation notwithstanding any incorporated provision of the Lease to the contrary. Subtenant shall have no claim against either Landlord, Sublandlord or the condemning authority for the value of any unexpired portion of the Term or for Subtenant’s subleasehold interest; and Subtenant hereby expressly assigns to Landlord and/or Sublandlord all of its right, title and interest in and to any such compensation or award, and also agrees to execute any and all further documents that may be required in order to facilitate the collection thereof. Nothing contained in this Section 12 (b) shall be deemed to prevent Subtenant from making a separate claim in any condemnation proceeding for (i) any moving expenses incurred by Subtenant or (ii) the value of any of Subtenant’s fixtures, alterations, installations and improvements which do not become part of the Building or the property of Landlord.

(c) If the temporary (as defined in Section 13.5 of the Lease) use or occupancy of all or any part of the Sublease Premises shall be condemned for any public or quasi-public use or purpose during the term, this Sublease and the Term shall be and remain unaffected by such condemnation, Subtenant shall continue to be responsible for all of its obligations hereunder (except to the extent prevented from so doing by reason of such condemnation) and shall continue to pay all Fixed Rent, Escalation Rent and Additional Rent in full. In the event of any such condemnation, Subtenant the portion of the award referred to in Section 13.5 of the Lease relating to the Sublease Premises.

Article 13. Assignment and Subleasing.

(a) Except as and to the extent provided in this Article 13 (and the corresponding provisions of the Lease incorporated by reference in this Sublease), Subtenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (i) assign or otherwise transfer this Sublease or the term and estate hereby granted, (ii) sublet the Sublease Premises or any part thereof, or allow the same to be used, occupied or utilized by anyone other than Subtenant and a related company (as such term is defined in the Lease), or (iii) mortgage, pledge, encumber or otherwise hypothecate this Sublease or the Sublease Premises or any part thereof in any manner whatsoever.

(b) Provided that Subtenant is not in default beyond any applicable grace or cure period under any of the terms, covenants and conditions of this Sublease, Subtenant shall have the right to further sublet any portion of the Sublease Premises or to assign its interest in this Sublease, subject to all of the following terms and conditions:

(i) Subtenant shall have complied with the applicable provisions of the Lease incorporated herein by reference and shall have obtained, prior to the effective date of the proposed sublease or assignment, the consent of Landlord to such sublease or assignment, to the extent required under the terms of the Lease and Landlord shall not have previously elected to recapture such portion of the Sublease Premises pursuant to Section 14.2 of the Lease;

(ii) If the consent of Landlord is required pursuant to the terms of the Lease, Subtenant shall have obtained the prior written consent of Sublandlord to the proposed sublease or assignment, which consent shall not be unreasonably withheld or delayed by Sublandlord, provided the following conditions are satisfied:

(A) Subtenant shall have complied with, and be bound by, all sections of Article 14 of the Lease which are incorporated herein by reference pursuant to Section 7(a) of this Sublease (it being understood, in each case, that any reference to a “subtenant” or “assignee” in those incorporated sections of Article 14 of the Lease shall be deemed to refer to Subtenant’s proposed subtenant or assignee); and

(B) Intentionally Omitted;

(C) there shall not be in the aggregate more than four (4) subtenants or occupants (including Subtenant) of the Sublease Premises; and

(D) the term of the sublease shall expire no later than October 30, 2012; and

(E) Subtenant shall have agreed to pay any sums due pursuant to the provisions of Section 14.9 of the Lease, as incorporated by reference herein.

(iii) Any attempted assignment or subletting made contrary to the provisions of this Article 13 and shall be null and void. No consent by Sublandlord or Landlord to any assignment or subletting shall in any manner be considered to relieve Subtenant from obtaining Sublandlord’s and Landlord’s express written consent to any further assignment or subletting, if required under this Sublease or under the Lease, respectively.

Article 14. Representations.

(a) To induce Subtenant to enter into this Sublease Sublandlord hereby represents, warrants and covenants to Subtenant that:

(i) The Lease is in effect and has not been terminated;

(ii) The Lease is scheduled to expire on October 31, 2012, unless earlier terminated pursuant to its terms;

(iii) Sublandlord is a duly formed and validly existing corporation authorized to do business in New York. This Sublease has been duly authorized, executed and delivered by Sublandlord and constitutes the legal, valid and binding obligation of Sublandlord.

(iv) The Lease annexed hereto as Exhibit “B” and made a part hereof is a true and complete copy of the Lease, except as to certain intentionally omitted provisions, which provisions are expressly made inapplicable to Subtenant and the Sublease Premises.

(v) The Lease is in full force and effect and Sublandlord has not heretofore assigned, mortgaged, pledged, encumbered or otherwise transferred any interest in the Lease or sublet the Sublease Premises or any part thereof.

(vi) Sublandlord has received no notice from the Landlord of default by Sublandlord under the Lease which remains uncured as of the date hereof, and no claim adverse to or otherwise in derogation of Sublandlord’s quiet possession of each and every portion of the Sublease Premises has been successfully asserted or is now asserted by the Landlord or any person claiming by, through or under Sublandlord or the Landlord.

(vii) To the best of Sublandlord’s knowledge, there are no Hazardous Materials contained in or about the Sublease Premises. The term “Hazardous Material” for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, (iii) asbestos and/or asbestos containing materials, and (iv) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous

Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

(b) To induce Sublandlord to enter into this Sublease Subtenant hereby represents, warrants and covenants to Sublandlord that:

(i) Subtenant is a duly formed and validly existing corporation with full power and authority to enter into this Sublease and to perform its obligations hereunder in accordance with its terms; and

(ii) this Sublease has been duly authorized by all necessary corporate action, executed and delivered by Subtenant and constitutes the legal, valid and binding obligation of Subtenant.

Article 15. Occupancy Tax.

If any commercial rent or occupancy tax shall be levied with regard to the Sublease Premises, Subtenant shall pay the same either to the taxing authority, or, if appropriate, to Sublandlord, as Additional Rent, not less than five (5) days before the due date of each and every such tax payment. In the event that any such tax payment shall be made by Subtenant to Sublandlord, Sublandlord shall remit the amount of such payment to the taxing authority on Subtenant’s behalf.

Article 16. Holding Over.

Subtenant hereby agrees that, except as otherwise provided in this Article 16, upon the expiration or any earlier termination of this Sublease, Sublandlord shall be entitled, without further notice to Subtenant, to immediate possession of the Sublease Premises and to the execution of a warrant of eviction by any Marshal of the City of New York; and Subtenant hereby waives service of any notice of eviction or similar notice. Tenant additionally waives any right to appeal from or contest the entry of any final judgment of possession, the issuance of a warrant of eviction, or the execution on the warrant by a Marshal of the City of New York. Additionally, and without limiting the foregoing, Subtenant hereby specifically waives any and all rights to apply to any court for any stay of the execution of the warrant of eviction or to seek any judicial relief permitting Subtenant to remain in the Sublease Premises beyond the expiration or any earlier termination of this Sublease. In furtherance of the foregoing, Subtenant shall, at Subtenant’s expense and at Sublandlord’s direction, enter into a summary holdover proceeding (the “Holdover Proceeding”) and a stipulation (“Stipulation”) which shall provide for a judgment granting possession of the Sublease Premises to Sublandlord and the immediate issuance of a warrant of eviction (“Warrant of Eviction”) in favor of Sublandlord (which Stipulation shall be filed with a court having jurisdiction over the subject matter thereof and be “so ordered”) which shall be stayed until the earlier to occur of (i) the Expiration Date, or (ii) any earlier date upon which this Sublease shall terminate pursuant to the provisions of the Lease (including, without limitation, the provisions of Paragraph 51 of the Lease). Subtenant shall, to the extent required by Sublandlord, renew, restate or modify the Holdover Proceeding, the Stipulation and the Warrant of Eviction from time to time (but not more often than annually), in order to assure the enforceability of said agreements, instruments and proceedings and to permit Sublandlord to fully realize the benefits thereof.

The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as aforesaid will be substantial and will exceed the amount of the monthly installments of the Fixed Rent payable hereunder and will be impossible to accurately measure. Subtenant therefore agrees that if possession of the Sublease Premises is not surrendered to Sublandlord on the Expiration Date or sooner termination of the Term, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall pay to Sublandlord for each month and for each portion of any month during which Subtenant holds over in the Sublease Premises after the Expiration Date or sooner termination of this Sublease: (i) a sum equal to 150% of the aggregate of the portion of the Fixed Rent and Escalation Rent which were payable hereunder with respect to the last month of the Term, plus (ii) all costs, expenses, losses and damages (including without limitation, consequential damages) for which Sublandlord may be liable under the Lease as a result of Subtenant’s holding over in the Sublease Premises. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date or sooner termination of this Sublease; and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Section, which provisions shall survive the Expiration Date or sooner termination of this Sublease. Notwithstanding any provision of this Article 18 to the contrary, if the Direct Lease is in full force and effect on the Expiration Date, then Sublandlord shall not be entitled to exercise any of the rights and remedies set forth in this Article 16. This provision shall survive the Expiration Date or the sooner termination of the Lease.

Article 17. Security Deposit.

(a) Concurrently with Subtenant’s execution of this Sublease, Subtenant shall deliver to Sublandlord, as security for the full and faithful payment and performance by Subtenant of all of its obligations under this Sublease, an irrevocable and unconditional negotiable standby letter of credit (the “Letter of Credit”), substantially in the form attached hereto as Exhibit “C” (or such other form as may be reasonably acceptable to Sublandlord) and containing the terms required herein, running in favor of Sublandlord and issued by Bank of America N. A., or The Bank of New York or JP Morgan Chase N. A. or any other solvent, nationally recognized bank reasonably satisfactory to Sublandlord and having a long-term credit rating of at least “BBB” as rated by Standard & Poor’s (or an equivalent rating from a comparable rating agency), under the supervision of the Superintendent of Banks of the State of New York, or a national banking association (the “Bank”) in the amount of Eight Hundred Eighty-Seven Thousand Six Hundred Four and 00/100 ($887,604.00) Dollars (the “Letter of Credit Amount”). The Letter of Credit shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, through automatic renewals, for the period from the Commencement Date and continuing until the date (the “LC Expiration Date”) that is sixty (60) days after the expiration of the Term, (iii) be fully assignable by Sublandlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, (v) be drawable in the City of New York or drawable via facsimile, and (vi) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1990-Rev) International Chamber of Commerce Publication #500 or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year during the Term through the LC Expiration Date, unless the Bank sends a notice (the “Non-Renewal Notice”) to Landlord not less than sixty (60) days prior to the then-current expiration date of the Letter of Credit, stating that the Bank has elected not to renew the Letter of Credit. Sublandlord shall have the right to draw down an amount up to the face amount of the Letter of Credit if: (i) Subtenant is in default in the payment of such amount to Sublandlord under the terms and conditions of this Sublease after the giving of notice and the expiration of the applicable cure period as provided in the Lease (as incorporated by reference in this Sublease), (ii) Subtenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code or similar statute (collectively, “Bankruptcy Code”), or (iii) an involuntary petition has been filed against Subtenant under the Bankruptcy Code which is not dismissed in 90 days, or (iv) the Bank has given Sublandlord a Non-Renewal Notice (in which event the proceeds of the Letter of Credit shall be held as security for the performance of Subtenant’s obligations under this Sublease in the same manner as the Letter of Credit, in a separate interest bearing account) unless the Letter of Credit is replaced at least twenty (20) days prior to the then current expiration date thereof.

(b) The Letter of Credit shall also provide that Sublandlord, its successors and assigns, may, at any time and without notice to Subtenant and without first obtaining Subtenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity. In the event of a transfer of Sublandlord’s interest in this Sublease, Sublandlord shall transfer the Letter of Credit, in whole or in part to the transferee and thereupon Sublandlord shall, without any further agreement between the parties, be released by Subtenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new sublandlord provided such new sublandlord shall have agreed to assume Sublandlord’s obligations under this Sublease accruing from and after the date of such transfer. In connection with any such transfer of the Letter of Credit by Sublandlord, Subtenant shall, at Subtenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Subtenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

(c) If, as a result of any drawing by Sublandlord on the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Subtenant shall, within five (5) days thereafter, provide Sublandlord with additional letter(s) of credit, or an amendment to the Letter of Credit in an amount equal to the deficiency, and any such additional letter(s) of credit, or amendments to the Letter of Credit, as applicable, shall comply with all of the provisions of this Article 17; and if Subtenant fails to comply with the foregoing the same shall constitute an incurable Default by Subtenant. Subtenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the LC Expiration Date, Sublandlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Sublandlord, as applicable, not later than sixty (60) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Sublandlord in its sole discretion. However, if the Letter of Credit is not timely renewed, or if Subtenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this Article 17, Sublandlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this Article 17, and the proceeds of the Letter of Credit shall be held as security for the performance of Subtenant’s obligations under this Sublease in the same manner as the Letter of Credit, in a separate interest bearing account, and such proceeds may be applied by Sublandlord against any Rent payable by Subtenant under this Sublease that is not paid when due and/or to pay for all losses and damages that Sublandlord has suffered or that Sublandlord reasonably estimates that it will suffer as a result of any breach or default by Subtenant under this Sublease. Any unused proceeds shall constitute the property of Sublandlord and need not be segregated from Sublandlord’s other assets. Sublandlord agrees to pay to Subtenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Sublandlord and not applied in accordance with the provisions of Section 17(a); provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

(d) Subtenant hereby acknowledges and agrees that Sublandlord is entering into this Sublease in material reliance upon the ability of Sublandlord to draw upon the Letter of Credit upon the occurrence of any breach or default on the part of Subtenant under this Sublease. If Subtenant shall breach any provision of this Sublease or otherwise be in default hereunder after the giving or required notices, if any, and the expiration of applicable cure periods, if any, Sublandlord may, but without obligation to do so, and without notice to Subtenant, draw upon the Letter of Credit, in part or in whole, to cure any breach or default of Subtenant and/or to compensate Sublandlord for any and all damages of any kind or nature sustained or which Sublandlord reasonably estimates that it will sustain resulting from Subtenant’s breach or default, as provided in this Sublease or in the incorporated provisions of the Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Sublandlord shall not prevent Sublandlord from exercising any other right or remedy provided by this Sublease or by any applicable law, it being intended that Sublandlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Sublandlord may otherwise be entitled. Subtenant agrees not to interfere in any way with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw upon the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional or to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Subtenant agrees and acknowledges that (i) the Letter of

Credit constitutes a separate and independent contract between Sublandlord and the Bank, (ii) Subtenant is not a third party beneficiary of such contract, (iii) Subtenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Subtenant becomes a debtor under any chapter of the Bankruptcy Code, neither Subtenant, any trustee, nor Subtenant’s bankruptcy estate shall have any right to restrict or limit Sublandlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

(e) Notwithstanding anything to the contrary contained herein, Subtenant acknowledges that Subtenant is obligated to provide Sublandlord with a Replacement Letter of Credit (as hereinafter defined) within fifteen (15) days of notice from Sublandlord if any of the following events (each, a “Triggering Event”) occurs: (1) the bank that issued the Letter of Credit then held by Sublandlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar federal or state entity; (2) the bank that issued the Letter of Credit then held by Sublandlord fails to meet the Minimum Rating Requirement (as hereinafter defined); or (3) the net worth of the bank that issued the Letter of Credit then held by Sublandlord is less than One Billion and 00/100 Dollars ($1,000,000,000.00). Within thirty (30) days of Sublandlord’s notice to Subtenant of a Triggering Event, Tenant shall replace the Letter of Credit with a $887,604.00 Letter of Credit issued by an Eligible Issuer (as hereinafter defined) or other security (the “Replacement Security”) acceptable to Sublandlord in its sole and absolute discretion. If Subtenant fails to provide the Replacement Security as aforesaid, then, notwithstanding anything in this lease to the contrary, (1) such failure shall constitute a default under this Sublease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid thirty (30) day period and Sublandlord shall be entitled to exercise any and all rights and remedies provided under this Sublease, and (2) Sublandlord may immediately draw upon the Letter of Credit in whole or in part, and the proceeds thereof shall be held or applied, as applicable, pursuant to the terms of this Sublease. In this lease: (i) the term “Minimum Rating Requirement” shall mean a long-term credit rating of at least “BBB” as rated by Standard & Poor’s (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, a long-term credit rating of a reputable rating agency as reasonably designated by Sublandlord that most closely approximates a Standard & Poor’s rating of “BBB” as of the date hereof); and (ii) the term “Eligible Issuer” shall mean a bank that meets the criteria set forth in this Section 17(e) for a bank which is the issuer of the original Letter of Credit.

Article 18. Broker.

Sublandlord and Subtenant warrant and represent to each other that they have dealt with no brokers in connection with this transaction other than Jones Lang LaSalle Americas, Inc. and CB Richard Ellis (collectively, the “Broker”) and each hereby agrees to indemnify and hold the other harmless from all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability arising from any breach of the foregoing representation. Sublandlord and Subtenant shall indemnify and hold each other harmless from all costs, expenses (including reasonable attorneys’ fees and disbursements) and liability arising from any claim for any commissions or compensation by any broker employed by Subtenant in connection with a further underletting of all or any portion of the Sublease Premises. Sublandlord shall compensate Broker pursuant to a separate agreement.

Article 19. Intentionally Omitted.

Article 20. Landlord’s Consent

This Sublease shall be conditioned upon the execution and delivery by Landlord of an agreement in the form annexed hereto as Exhibit “E” pursuant to which Landlord waives its right to recapture the Sublease Premises and consents to this Sublease without charge of any kind (the “Landlord’s Consent”). Sublandlord and Subtenant shall use commercially reasonable efforts to obtain the Landlord’s Consent. If Landlord does not execute and deliver the Landlord’s Consent for any reason whatsoever within thirty (30) days after the date hereof, then Subtenant, and, provided Sublandlord is in compliance with its obligations under this Article 20, Sublandlord, may elect to cancel this Sublease by giving notice to the other party after the expiration of said 30-day period, but prior to the giving of the Landlord’s Consent. Subtenant acknowledges that Subtenant will be required to execute and deliver such Landlord’s Consent as a condition precedent to the execution thereof by Landlord. Subtenant and Sublandlord each agree to promptly execute and deliver to the other, the Landlord’s Consent. If either party shall have given notice of cancellation to the other party in accordance with the provisions of this Section, then: (i) Sublandlord shall not be obligated to take any further action to obtain such Landlord’s Consent, (ii) Sublandlord shall return to Subtenant the installment of Fixed Rent paid by Subtenant, as well as the Letter of Credit deposited by Subtenant at the execution of this Sublease, and (iii) this Sublease shall thereupon be deemed null and void and of no further force and effect, and neither of the parties hereto shall have any rights or claims against the other.

Article 21. Miscellaneous.

(a) All prior understandings and agreements between the parties in respect of this Sublease as merged within this Sublease, which alone fully and completely sets forth the understanding of the parties; and this Sublease may not changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination as sought.

(b) Any notice or demand which either party may or must give to the other hereunder shall be in writing and delivered personally or sent by registered or certified mail, return receipt requested, addressed as follows:

If to the Subtenant:

Prior to the Commencement Date:

MF Global Inc.

717 Fifth Avenue

New York, NY 10022

Attention: Global Head of Real Estate

With a copy to :

MF Global Holdings Ltd.

717 Fifth Avenue

New York, NY 10022

Attention: General Counsel

Following the Commencement Date

MF Global Inc.

55 East 52nd Street

New York, New York 10055

Attention: General Counsel

With a copy to :

MF Global Holdings Ltd.

55 East 52nd Street

New York, New York 10055

Attention: Global Head of Real Estate

If to the Sublandlord:

Swiss Re Financial Services Corporation

55 East 52nd Street

New York, NY 10055

Attn: Mr. Kevin O’Donnell

with a copy to:

Thompson Hine LLP

335 Madison Avenue (12th Floor)

New York, NY 10017

Attn: Mario J. Suarez, Esq.

Either party, may, by notice in writing, direct that future notices or demands be sent to a different address. Whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Subtenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding two (2) business days thereto, and whenever in the Lease a time is specified for the giving of any notice or the making of any demand by the Sublandlord thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting two (2) business days therefrom. Whenever in the Lease a time is specified within which the Subtenant thereunder must give notice or make a demand following an event, or within which the Subtenant must respond to any notice, request or demand previously given or made by the Sublandlord thereunder, or to comply with any obligation on the Subtenant’s part thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting two (2) business days therefrom. Wherever in the Lease a time is specified within which the Sublandlord thereunder must give notice or make a demand following an event, or within which the Sublandlord must respond to any notice, request or demand previously given or made by the Subtenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding two (2) business days thereto. It is the purpose and intent of the foregoing provisions to provide the Sublandlord under this Sublease with time within which to transmit to the Landlord any notices or demands received from the Subtenant under this Sublease, and to transmit to the Subtenant any notices or demands received from the Landlord. Notwithstanding the foregoing, any notices required to be delivered by either the Sublandlord or the Subtenant under the terms of this Sublease which are not notices to or from the Landlord under the Lease shall be given in the manner, and the times, provided in this Sublease (or in the Lease) without reference to the addition or subtraction of days as provided in this subsection.

(c) Subtenant shall be permitted to install an identification sign at the elevator lobby on each of the floors of the Sublease Premises, subject however to compliance with all provisions of the Lease, and subject further to the consent of the Landlord under the Lease. Sublandlord hereby grants to Subtenant the right to utilize Subtenant’s Share of the listings on the Building lobby directory to which Sublandlord is entitled under the Lease.

(d) If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after the lesser of five (5) days’ notice to Subtenant or the time within which Landlord may act on Sublandlord’s behalf under the Lease, or without notice to Subtenant in the case of any emergency, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys’ fees and charges (through all appeals) and other costs reasonably required in connection therewith. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the Prime Rate (as such term is defined in the Lease), or the then maximum lawful interest rate, whichever shall be less, from the date of the making of any such expenditures.

(e) The parties hereto hereby waive all right to trial by jury in any summary action or other action, proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Sublease Premises and the use and occupancy thereof, and any claim of injury or damages. Subtenant also hereby waives all right to assert or interpose a non-mandatory counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Sublease Premises.

(f) The covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord and Subtenant, and their respective permitted successors and assigns. The term “Sublandlord” as used in this Sublease means only the tenant under the Lease, at the time in question, so that if Sublandlord’s interest in the Lease is assigned, Sublandlord shall be, upon the assumption by the assignee of Sublandlord’s obligations hereunder, released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Lease from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned.

(g) The Article and Section headings appearing herein are for purposes of convenience only and are not deemed to be part of this Sublease.

(h) In the event that any provisions of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

(i) This Sublease shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(j) None of the affiliates, members, shareholders, and partners of Sublandlord or Subtenant, the members and partners of such members, the shareholders of such members or partners, or the trustees, officers, directors, employees, agents and security holders of each of the foregoing, shall have any liability for any obligations under this Sublease, and the individual assets of any of the foregoing shall not be subject to any claims of any person relating to such obligations, all of which obligations shall be recovered solely from Sublandlord or Subtenant, as applicable.

(k) Notwithstanding any provision in the incorporated Lease or this Sublease to the contrary, Subtenant shall not have the option to renew the term of this Sublease beyond October 30, 2012, the scheduled Expiration Date of this Sublease.

[THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective signatures as of the day and date first above written.

WITNESS:		SUBLANDLORD:

SWISS RE FINANCIAL SERVICES CORPORATION

By:		By:
	Name:	Name:
Title:

WITNESS:		SUBTENANT:

MF GLOBAL INC.

By:		By:
	Name:	Name:
Title:

EXHIBIT A

THE SUBLEASE PREMISES

FISHER BROTHERS MANAGEMENT COMPANY

DATE: 11/13/89

53rd STREET
52nd STREET
Dimensions are approximate

BASIC FLOOR PLAN (CORE & SHELL)

FLOOR 40

EXHIBIT B

THE LEASE

(The Lease attached hereto has been redacted to omit certain terms and conditions.)

EXHIBIT C

FORM OF LETTER OF CREDIT

Contact Phones:

IRREVOCABLE LETTER OF CREDIT

, 20	Our irrevocable standby Letter of Credit:
No.
Beneficiary:

Applicant:

Attention:
Attention:

Amount: Exactly USD $
( Dollars)

Final Date of Expiration:

We (the “Bank”) hereby issue our irrevocable standby Letter of Credit No.                      in Beneficiary’s favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $                    .

This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: “Drawn under                      [INSERT NAME OF BANK] Letter of Credit No.                     ” and accompanied by the original of this Letter of Credit. Such sight draft may be signed by Beneficiary or Beneficiary’s managing agent.

Special conditions:

Partial draws, as well as multiple presentations and drawings, under this Letter of Credit are permitted. Notwithstanding anything to the contrary contained herein, this Letter of Credit shall expire permanently without renewal on                     [INSERT DATE WHICH IS SIXTY (60) DAYS AFTER LEASE EXPIRATION DATE].

This Letter of Credit shall be automatically extended for an additional period of one (1) year, without amendment, from the present or each future expiration date but in any event not beyond                     [INSERT DATE WHICH IS SIXTY (60) DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least sixty (60) days prior to the then current expiration date, we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us on or before the expiration date of this Letter of Credit, regardless of whether Applicant disputes such presentation.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY (BUT NOT IN PART) AND MAY BE SUCCESSIVELY TRANSFERRED. WE SHALL NOT RECOGNIZE ANY TRANSFER OF THIS LETTER OF CREDIT UNTIL THIS ORIGINAL LETTER OF

CREDIT TOGETHER WITH ANY AMENDMENTS AND A SIGNED AND COMPLETED TRANSFER FORM, ATTACHED HERETO, IS RECEIVED BY US. OUR CHARGES TO TRANSFER THIS LETTER OF CREDIT SHALL BE BORN BY THE APPLICANT. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORMS MUST BE VERIFIED BY YOUR BANK. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE. THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON WITH WHICH U.S. PERSONS ARE PROHIBITED FROM DOING BUSINESS UNDER U.S. FOREIGN ASSETS CONTROL REGULATIONS OR OTHER APPLICABLE U.S. LAWS AND REGULATIONS.

Except so far as otherwise expressly stated, this documentary credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber Of Commerce Publication No. 500.

By:
Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.

TO:

[NAME AND ADDRESS OF BANK]

ATTENTION:	STANDBY LETTER OF CREDIT DEPARTMENT
RE: LETTER OF CREDIT NO.
ISSUED BY:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

NAME OF BENEFICIARY

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS,

NAME & ADDRESS OF BANK

AUTHORIZED NAME & TITLE
AUTHORIZED SIGNATURE
TELEPHONE NO.

THIS FORM MUST BE EXECUTED IN DUPLICATE.

EXHIBIT D

THE FF & E

Swiss Re, 55 East 52nd Street

39th & 40th Floor FF&E Inventory

Screens

39th Floor

1 - Hitachi 40” Plasma

13 - Samsung 40” LED Sync Master 400 PX Monitors 40th Floor

11 - Samsung 40” Sync Master 400 PX Monitors

Pantry

39th Floor

1 - microwave oven

1 - dishwasher

3 - ice machines

4 - refrigerators, under counter style

1 - tall refrigerator, free standing

40th Floor

1 - microwave oven

1 - tall refrigerator, free standing

2 - refrigerators, under counter

1 - dishwasher

1 - ice machine

Filing Cabinets

39th Floor

3 - 5 high 28”w x 11”d

2 - 4 high 34”w x12”d

20 - 3 high 28”w x 12”d

65 - 2 high 34”w x 12”d, includes 8 fire king cabinets

40th Floor

60 - 4 high 28”w x 12”d

4 - 4 high 39”w x 13”d, Haller brand

11 - 2 high 28”w x 12”d

2 - storage closets w 4 adjustable shelves 34”w x 15”d, in room 4045

2 - 6 shelve open units 29”w x 13”d

1 - 6 schelve open unit 42”w x 12”d

1 - 6 shelve open unit 44”w x 12”d

Chairs

39th Floor

3 - Vitra

1 - Aeron, new

7 - Aeron old

146 - Knoll Life

59 - silver arms with wheels, in conference rooms

40th Floor

6 - Vitra

10 - Aeron, new

41 - Aeron, old

10 - Knoll Life

4 - padded grey desk

23 - assorted black leather

39th floor Offices, Conference & File Rooms

20 - unifor 31.5” 2 high lateral file

2 - Unifor pedastal

15 - Knoll Life chairs

51 - Vitra guest chairs

2 - unknown leather guest chairs

2 - Hon pedastal

2 - portable easels with whiteboard

2 - Meridan 30” 5 high files w/Overhead storage bins

20 - Meridan 36” 5 high files w/Overhead storage bins

10 - Unifor credenzas

8 - Double sided overhead cabinets

39th Floor Workstations

154 - trading stations with 1 3 draw ped each

45 - trading stations with 1 2 high 30” file

40th Floor Workstations

40 - 6’ x 6’ cubes with 1 Meridian 3 draw 26”h x 18”d ped; 1 Meridian 2 draw 27”h x 20”d file cabinet and 2 35.5” overhead cabinets

12 - 6’ x 6’ cubes with low walls with 1 Meridian 3 draw 26”h x 18”d ped and 1 Meridian 2 draw 27”h x 20”d file cabinet.

104 - Trading stations

106 - Peds

1- Tella workstation with 3 overhead cabinets, 2 30”w 2 draw x 29”h file cabinets and 1 66”w x 29”h x 12”d book case

40th Floor Offices - 20 Tella

30”w 2 draw x 29”h file cabinets, 1 24”w x 29”h file cabinets

3 - Double offices with 5 overhead cabinets, 2 15”w

2 draw 29”h file cabinets, and 2 15”w 3 draw x 29”h peds

All offices have 2 visitors chairs

12 offices have 36” round meeting tables with 2 chairs

3 offices have 1 66”w x 29”h x 12”d book cases

EXHIBIT E

SUBLANDLORD’S WORK

1. Enclose the internal staircase connecting the 39th and 40th floors of the Sublease Premises on the fortieth (40th) floor with sheetrock in accordance with the drawing attached hereto as Exhibit E (the “Staircase Work”).

2. Deliver an ACP-5 Certificate with respect to the Sublease Premises.

3. Perform the following work to the supplemental heating ventilation and air-conditioning units as reasonable required in Sublandlord’s reasonable discretion: replace belts, lubricate bearings, clean and brush the inside of the coils, rebalance and update controls and control devices, replace refrigerant charge and filters and otherwise deliver all supplemental heating ventilation and air-conditioning units in working order.

4. Provide not less than two (2) connection points per floor so that Subtenant may tie into the Building’s Class E system.

EXHIBIT E

FORM OF LANDLORD’S CONSENT

EXHIBIT F

40TH FLOOR MECHANICAL ROOM LOCATION